Exhibit 10.1

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT (this “Assumption Agreement”) is entered into as of June 29, 2012 (the “Effective Date”) by and between Amylin Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (“Amylin”) and Bristol-Myers Squibb Company, a Delaware Corporation (the “Company”). Amylin and the Company are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”

WHEREAS, Amylin and Eli Lilly and Company (“Lilly”) have entered into that certain Settlement and Termination Agreement dated November 7, 2011 (such agreement, as it may be amended or otherwise modified from time to time, the “Settlement Agreement”), pursuant to which, among other things, Amylin is obligated to pay certain amounts to Lilly;

WHEREAS, Amylin and the Company have entered into that certain Agreement And Plan of Merger, by and among the Company, B&R Acquisition Company, a Delaware corporation and a wholly-owned Subsidiary of the Company and Amylin, dated as of the Effective Date (the “Amylin/Company Agreement”);

WHEREAS, Section 13.17 of the Settlement and Termination Agreement provides that in the event of a Transfer Trigger Event referenced in subsections (i) or (ii) of the definition thereof, Amylin shall cause any successor, assignee or transferee to assume all of Amylin’s obligations to Lilly pursuant to the Settlement Agreement and the Note and the Security Agreement (each as defined in the Settlement Agreement); and

WHEREAS, as contemplated by the Settlement Agreement, Amylin now desires for the Company to assume, and the Company now desires to assume, in each case, with effect as of the Acceptance Time (as defined in the Amylin/Company Agreement), the obligations of Amylin under the Settlement Agreement, the Note and the Security Agreement, all on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

1.	All capitalized terms used but not defined herein shall have the meanings set forth in the Settlement Agreement.

2.	The Company hereby assumes and agrees, with effect as of the Acceptance Time (as defined in the Amylin/Company Agreement), to satisfy, perform, pay and discharge when and as due any and all of Amylin’s covenants, agreements and obligations, whether now existing or hereafter arising, and whether absolute, contingent, matured or unmatured, under the Settlement Agreement, the Note and the Security Agreement.

3.	Notwithstanding anything to the contrary herein, this Assumption Agreement shall terminate and the Company shall have no further obligations under this Assumption Agreement in the event of termination of the Amylin/Company Agreement in accordance with its terms; provided that, as of the time of such termination, the Acceptance Time has not yet occurred.

4.	The Company acknowledges and agrees that Lilly is an express third party beneficiary to this Assumption Agreement and that Lilly shall have the right to enforce all obligations of Amylin and the Company hereunder, and Amylin and the Company shall not amend this Assumption Agreement without the prior written consent of Lilly.

5.	This Assumption Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to any conflicts of laws principles that might otherwise refer construction or interpretation of this Assumption Agreement to the substantive law of another jurisdiction.

6.	Neither Amylin nor the Company may assign or otherwise transfer this Assumption Agreement or any right or obligation hereunder without the express written consent of Lilly (such consent not to be unreasonably conditioned, withheld or delayed).

7.	This Assumption Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assumption Agreement may be executed by facsimile or other electronic signatures and such signatures will be deemed to bind each Party as if they were original signatures.

8.	Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Assumption Agreement.

9.	All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier (with confirmation of delivery) addressed as follows:

if to Amylin, to: Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

Attn: Chairman and Chief Executive Officer

with a copy to (which shall not constitute notice):

Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

Attn: General Counsel

and:                    Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

        Attn: Nancy Lieberman, Esq.

         Ann Beth Stebbins, Esq.

E-mail: nancy.lieberman@skadden.com

             annbeth.stebbins@skadden.com

if to the Company, to: Bristol-Myers Squibb Company

345 Park Avenue

New York, New York 10154

Attn: Senior Vice President, General Counsel and

          Corporate Secretary

E-mail: sandra.leung@bms.com

with copies to (which shall not constitute notice):

Bristol-Myers Squibb Company

Route 206 and Province Line Road

Princeton, New Jersey 08543

Attn: Vice President and Assistant General Counsel,

Transactional Practice Group, Corporate Development

E-mail: joseph.campisi@bms.com

and:                   Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: David Fox

         Daniel Wolf

E-mail: david.fox@kirkland.com

             daniel.wolf@kirkland.com

in each case, with a copy to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, IN 46285

Attention: General Counsel

and with a copy to:

Covington & Burling LLP

1201 Pennsylvania Ave., N.W.

Washington, D.C. 20004

Attn: John A. Hurvitz

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given when delivered if personally delivered or on the Business Day after dispatch if sent by nationally-recognized overnight courier (with confirmation of delivery).

10.	If any one or more of the provisions of this Assumption Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Assumption Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall use their best efforts in good faith to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Assumption Agreement may be realized.

11.	Ambiguities, if any, in this Assumption Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

12.	Any delay in enforcing a Party’s rights under this Assumption Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Assumption Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

[Signature Page Follows]

IN WITNESS THEREOF, the Parties have executed this Assumption Agreement as of the Effective Date.

AMYLIN PHARMACEUTICALS, INC.

By:	/s/ Daniel M. Bradbury
Name:	Daniel M. Bradbury
Title:	President and Chief Executive Officer

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Demetrios Kydonieus
Name:	Demetrios Kydonieus
Title:	Vice President, Strategy, Alliances & Transactions